EXHIBIT 10.1
CBRL GROUP, INC.
and
SUBSIDIARIES

FY 2009 Annual Bonus Plan

ARTICLE I
General

1.1           Establishment of the Plan.  Pursuant to the 2002 Omnibus Incentive Compensation Plan (the "Omnibus Plan"), the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of CBRL Group, Inc. (the “Company”) hereby establishes this FY 2009 Annual Bonus Plan (the "ABP").

1.2           Plan Purpose.  The purpose of this ABP is to specify appropriate opportunities to earn a bonus with respect to the Company’s 2009 fiscal year (an “Annual Bonus”) in order to reward officers of the Company and of its subsidiaries for the Company's financial performance during fiscal year 2009 and to further align their interests with those of the shareholders of the Company.

1.3           ABP Subject to Omnibus Plan.    This ABP is established pursuant to, and it comprises a part of the Omnibus Plan. Accordingly, all of the terms of the Omnibus Plan are incorporated in this ABP by reference as if included verbatim.  In case of a conflict between the terms and conditions of the ABP and the Omnibus Plan, the terms and conditions of the Omnibus Plan shall supersede and control the issue.

ARTICLE II
Definitions

2.1           Omnibus Plan Definitions.  Capitalized terms used in this ABP without definition have the meanings ascribed to them in the Omnibus Plan, unless otherwise expressly provided.

2.2           Other Definitions.  In addition to those terms defined in the Omnibus Plan and elsewhere in this ABP, whenever used in this ABP, the following terms have the meanings set forth below:

(a)	“2009 Operating Income” means, operating income during the 2009 fiscal year, excluding extraordinary gains or losses and the effects of any sale of assets (other than in the ordinary course of business).

(b)	“2009 Plan Income” means the Company’s operating income as set forth in the 2009 annual plan approved by the Board of Directors within the first 90 days of the
Performance Period.

(c)	“Maximum Performance Income” means a multiple of 2009 Plan Income approved by the Board of Directors within the first 90 days of the Performance Period.

(d)	"Performance Period” means the Company's 2009 fiscal year.

(e)	"Qualified Performance Factor" is that number ranging from 30% to 200% determined by reference to a degree of achievement of 2009 Plan Income, ranging from
Threshold Income to Maximum Performance Income approved by the Board of Directors within the first 90 days of the Performance Period.

(f)	“Target Bonus” means an Award equal to a percentage of a Participant's applicable annual base salary established within the first 90 days of the Performance
Period or, in the case of new hires or Participants who are promoted, established at the time of hiring or promotion and the portion of fiscal year 2009 for which the salary is applicable, consistent with those established for the same or similar position by the Committee within the first 90 days of the Performance Period.

(g)	"Threshold Income" means a multiple of 2009 Plan Income approved by the Board of Directors within the first 90 days of the Performance Period.

ARTICLE III
Eligibility; Calculation and Payment of Awards

3.1           Eligibility.  The Participants in the ABP shall be those persons designated by the Committee during the first 90 days of the Company's 2009 fiscal year, and those hired or promoted during the fiscal year and at that time designated as Participants by the Committee.

3.2           Calculation and Payment of Awards.  After the close of the Performance Period, the Committee shall certify in writing the achievement of the applicable Qualified Performance Factor and the amounts of any Annual Bonus payable to each Participant under the applicable formula and standards.  The Annual Bonus due any Participant shall be calculated by multiplying the Qualified Performance Factor by the Target Bonus.  No Annual Bonus shall be paid if 2009 operating Income is less than Threshold Income and the maximum bonus is achieved at Maximum Performance Income.  Any Annual Bonus due shall be paid within a reasonable time after certification of the achievement of the Qualified Performance Factor by the Committee.

ARTICLE IV
Termination of Employment

4.1           Termination of Employment.  Except upon death or disability, if, prior to the certification of the Award as set forth in Section 3.2, a Participant’s employment is terminated or the Participant voluntarily resigns, all of the Participant’s rights to an Annual Bonus shall be forfeited.  If a Participant’s employment is terminated because of a Participant's death or disability, the Annual Bonus shall be reduced to reflect only the period of employment prior to termination.  The adjusted Award shall be based upon the number of days of employment during the Performance Period.  In the case of a Participant’s disability, the employment termination shall be deemed to have occurred on the date the Committee determines that the disability has occurred, pursuant to the Company’s then-effective group long-term disability insurance benefit for officers.  The pro-rated Award thus determined shall be payable at the time specified in Section 3.2.